UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2017

Aware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

(781) 276-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On February 27, 2017, Richard P. Moberg, co-Chief Executive Officer and co-President, Chief Financial Officer and Treasurer, and a member of the Board of Directors of Aware, Inc. (“Aware”), informed our Board of Directors that he was resigning as co-Chief Executive Officer and co-President, Chief Financial Officer and Treasurer, effective March 3, 2017, citing a desire to retire. Mr. Moberg will continue to serve as a member of the Board of Directors of Aware.

On February 27, 2017, the Board of Directors of Aware appointed Kevin T. Russell, Aware’s co-Chief Executive Officer and co-President, General Counsel and a member of the Board of Directors of Aware to serve as Chief Executive Officer, President and General Counsel, effective March 3, 2017. Mr. Russell will continue to serve as a member of the Board of Directors of Aware. Mr. Russell, age 54, has been with Aware since April 2000 and has served as Aware’s co-Chief Executive Officer and co-President, General Counsel since April 2011.

On February 27, 2017, the Board of Directors of Aware appointed David J. Martin, Aware’s Controller to serve as Chief Financial Officer and Treasurer, effective March 3, 2017. Mr. Martin, age 59, has served as Aware’s Controller since October 2006 and previously served as Aware’s Controller from October 1996 to October 2005.

On February 27, 2017, our Board of Directors approved an increase in Mr. Russell’s base annual salary from $250,000 to $275,000 and an increase in Mr. Martin’s base annual salary from $193,816 to $210,000, effective March 3, 2017.

On February 27, 2017, the Compensation Committee of the Board of Directors of Aware approved the following grants of unrestricted stock to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan in recognition of their ongoing contributions to Aware:

Name	# of Shares

Kevin T. Russell	30,000

David J. Martin	15,000

Richard P. Moberg	10,000

John S. Stafford, Jr.	10,000

John S. Stafford, III	10,000

Adrian F. Kruse	10,000

Brian D. Connolly	10,000

Brent P. Johnstone	10,000

The unrestricted shares will be issued to each executive and director in two (2) equal installments on June 30, 2017 and December 31, 2017 provided each executive officer and director is serving as a director, officer or employee of Aware or any subsidiary of Aware on such date.

On February 27, 2017, Aware and Mr. Martin entered into a Change in Control Retention Agreement (the “Change in Control Agreement”) with an effective date of March 3, 2017. Pursuant to the Change in Control Agreement, if Mr. Martin’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by Mr. Martin upon the occurrence of an “Event of Constructive Termination” (as those terms are defined in the Change in Control Agreement), Mr. Martin will receive from Aware: (i) a lump-sum amount equal to eighteen (18) months’ of his base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of his employment with Aware and (ii) for up to eighteen (18) months following his termination of employment, payment of the difference between the cost of COBRA continuation coverage for Mr. Martin and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to Mr. Martin as of such termination. Aware’s obligation to provide the foregoing benefits is subject to Mr. Martin entering into a new noncompetition agreement with Aware and the effectiveness of a release of claims executed by him in favor of Aware.

The form of Change in Control Agreement is the same form as was previously entered into by Aware and its executive officers, Richard P. Moberg and Kevin T. Russell. The foregoing summary of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement.

Item 9.01.    Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

10.1       Form of Change in Control Retention Agreement between Aware, Inc. and David J. Martin (filed as Exhibit 10.1 to Aware’s Form 8-K filed with the Securities and Exchange Commission on March 30, 2015 and incorporated herein by reference).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
Co-President & co-Chief Executive Officer,
General Counsel

Date: March 1, 2017

Exhibit Index

Number	Description

10.1	Form of Change in Control Retention Agreement between Aware, Inc. and David J. Martin (filed as Exhibit 10.1 to Aware’s Form 8-K filed with the Securities and Exchange Commission on March 30, 2015 and incorporated herein by reference).

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